EXHIBIT 25-b

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM T-1

                         STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              ---------------

                    THE FIRST NATIONAL BANK OF CHICAGO
            (Exact name of trustee as specified in its charter)

    A National Banking Association                        36-0899825
                                                      (I.R.S. employer
                                                   identification number)

          One First National Plaza, Chicago, Illinois 60670-0126
            (Address of principal executive offices) (Zip Code)

                    The First National Bank of Chicago
                   One First National Plaza, Suite 0286
                      Chicago, Illinois   60670-0286
          Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
         (Name, address and telephone number of agent for service)

                              ---------------

                        DEAN WITTER, DISCOVER & CO.
        (to be renamed Morgan Stanley, Dean Witter, Discover & Co.)
            (Exact name of obligor as specified in its charter)

           Delaware                                       36-3145972
   (State or other jurisdiction of                     (I.R.S. employer
   incorporation or organization)                   identification number)

      Two World Trade Center
         New York, New York                                   10048
(Address of principal executive offices)                   (Zip Code)

                              Debt Securities
                      (Title of Indenture Securities)


Item 1. General Information. Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of May, 1997.


                                           The First National Bank of Chicago,
                                           Trustee

                                              /s/ Richard D. Manella
                                           By:______________________________
                                              Richard D. Manella
                                              Vice President


* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No. 333-14201).


                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                        May 16, 1997


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Dean Witter, Discover & Co. (to be renamed Morgan Stanley, Dean Witter, Discover & Co.) and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                           Very truly yours,

                                           The First National Bank of Chicago

                                               /s/ Richard D. Manella
                                           By:______________________________
                                              Richard D. Manella
                                              Vice President


                                   EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago
Call Date:            12/31/96
ST-BK:                17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                           Dollar Amounts in                        C400
                                                               Thousands                RCFD     BIL MIL THOU       -
                                                          -------------------           ----     ------------     -----

ASSETS
1.    Cash and balances due from depository
      institutions (from Schedule RC-A):

      a. Noninterest-bearing balances and
         currency and coin(1).....................                                      0081       4,586,399      1.a.

      b. Interest-bearing balances(2).............                                      0071       5,224,838      1.b.

2.    Securities

      a. Held-to-maturity securities(from
         Schedule RC-B, column A).................                                      1754               0      2.a.

      b. Available-for-sale securities (from
         Schedule RC-B, column D).................                                      1773       3,335,304      2.b.

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:

      a. Federal Funds sold.......................                                      0276       4,157,626      3.a.

      b. Securities purchased under agreements
         to resell................................                                      0277          96,125      3.b.

4. Loans and lease financing receivables:

      a. Loans and leases, net of unearned
         income (from Schedule RC-C)..............        RCFD 2122 23,448,929                                    4.a.

      b. LESS: Allowance for loan and lease
         losses...................................        RCFD 3123    419,373                                    4.b.

      c. LESS: Allocated transfer risk reserve....        RCFD 3128          0                                    4.c.

      d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus
         4.b and 4.c).............................                                      2125      23,029,556      4.d.

5. Assets held in trading accounts................                                      3545       7,888,514      5.

6. Premises and fixed assets (including
   capitalized leases)............................                                      2145         701,700      6.

7.    Other real estate owned (from Schedule
      RC-M).......................................                                      2150          11,061      7.
8.    Investments in unconsolidated subsidiaries
      and associated companies (from Schedule
      RC-M).......................................                                      2130          62,681      8.

9.    Customers' liability to this bank on
      acceptances outstanding.....................                                      2155         480,933      9.

10.   Intangible assets (from Schedule RC-M)......                                      2143         303,014     10.

11.   Other assets (from Schedule RC-F)...........                                      2160       1,745,155     11.

12.   Total assets (sum of items 1 through 11)....                                      2170      51,622,906     12.

----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


Legal Title of Bank:  The First National Bank of Chicago
Call Date:            12/31/96
ST-BK:                17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460            Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued

                                                           Dollar Amounts in                        C400
                                                               Thousands                RCFD     BIL MIL THOU       -
                                                          -------------------           ----     ------------     -----

LIABILITIES

13.   Deposits:

      a. In domestic offices (sum of totals of
         columns A and C from Schedule RC-E,
         part 1)..................................                                 RCON 2200      22,032,796     13.a.

         (1) Noninterest-bearing(1)...............        RCON 6631  9,190,670                                   13.a.1

         (2) Interest-bearing.....................        RCON 6636 12,842,126                                   13.a.2

      b. In foreign offices, Edge and Agreement
         subsidiaries, and IBFs (from Schedule
         RC-E, part II)...........................                                 RCFN 2200      10,861,857     13.b.

         (1) Noninterest bearing..................        RCFN 6631    285,745                                   13.b.1

         (2) Interest-bearing.....................        RCFN 6636 10,576,382                                   13.b.2

14.   Federal funds purchased and securities
      sold under agreements to repurchase in
      domestic offices of the bank and of
      its Edge and Agreement subsidiaries,
      and in IBFs:

      a. Federal funds purchased..................                                 RCFD 0278       2,639,255     14.a.

      b. Securities sold under agreements to
         repurchase...............................                                 RCFD 0279          66,564     14.b.

15.   a. Demand notes issued to the U.S. Treasury.                                 RCON 2840         121,352     15.a.

      b. Trading Liabilities......................                                 RCFD 3548       5,793,742     15b.
16.   Other borrowed money:

      a. With original maturity of one year
         or less..................................                                 RCFD 2332       2,665,232     16.a.

      b. With original  maturity of more than one
         year.....................................                                 RCFD 2333          58,105     16b.

17.   Mortgage indebtedness and obligations under
      capitalized leases..........................                                 RCFD 2910         285,671     17.

18.   Bank's liability on acceptance executed and
      outstanding.................................                                 RCFD 2920         480,933     18.

19.   Subordinated notes and debentures...........                                 RCFD 3200       1,400,000     19.

20.   Other liabilities (from Schedule RC-G)......                                 RCFD 2930       1,199,147     20.

21.   Total liabilities (sum of items 13
      through 20).................................                                 RCFD 2948      47,604,654     21.

22.   Limited-Life preferred stock and related
      surplus.....................................                                 RCFD 3282               0     22.

EQUITY CAPITAL

23.   Perpetual preferred stock and related
      surplus.....................................                                 RCFD 3838               0     23.

24.   Common stock................................                                 RCFD 3230         200,858     24.

25.   Surplus (exclude all surplus related to
      preferred stock)............................                                 RCFD 3839       2,934,523     25.

26.   a. Undivided profits and capital reserves...                                 RCFD 3632         865,652     26.a.

      b. Net unrealized holding gains (losses) on
         available-for-sale securities............                                 RCFD 8434          18,441     26.b.

27.   Cumulative foreign currency translation
      adjustments.................................                                 RCFD 3284          (1,222)    27.

28.   Total equity capital (sum of items 23
      through 27).................................                                 RCFD 3210       4,018,252     28.

29.   Total liabilities, limited-life preferred
      stock, and equity capital (sum of
      items 21, 22, and 28).......................                                 RCFD 3300      51,622,906     29.

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
   for the bank by independent external auditors as             Number
   of any date during 1995...........................RCFD 6724 N/A        M.1.
                                                               ---------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 = Compilation of bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.